Exhibit 5.1

November 6, 2019

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington 98101

Re:	4.375% Senior Notes due 2030

Ladies and Gentlemen:

We have acted as counsel to Nordstrom, Inc., a Washington corporation (the “Company”) in connection with the Registration Statement on Form S-3 (File No. 333-230379) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of $500,000,000 aggregate principal amount of its 4.375% Senior Notes due 2030 (the “Notes”). The Notes are to be issued pursuant to an Indenture (the “Indenture”) dated as of December 3, 2007 between the Company and Wells Fargo Bank, National Association, as trustee, and to be sold pursuant to the Underwriting Agreement, dated November 4, 2019 (the “Underwriting Agreement”), between the Company and the several underwriters named therein.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) all signatures on all documents that we reviewed are genuine; (v) all natural persons executing documents had and have the legal capacity to do so; (vi) all statements in certificates of public officials and the officers of the Company that we reviewed were and are accurate; and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Underwriting Agreement against payment therefor, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that (i) the Registration Statement became effective upon filing with the Commission and such effectiveness shall not have been terminated or rescinded; and (ii) the Indenture and the Notes are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company).

We do not express any opinion herein concerning any law other than the laws of the State of Washington and the State of New York.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and to its incorporation by reference in the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Matters” in the Registration Statement and in the preliminary prospectus supplement dated November 4, 2019 and the prospectus supplement dated November 4, 2019, each of which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lane Powell PC

Lane Powell PC

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